Exhibit 10.4

Amendment to Loan Agreement

This Amendment to Loan Agreement (the "Amendment") is entered into on April 21, 2017 (the "Effective Date") by and between Action Holdings Financial Limited, (the "Party A") and Rich Fountain Limited, a corporation duly organized and existing under the laws of Samoa (the "Party B"). For the purposes of this Agreement, the parties may individually be referred to as the "Party" or collectively be referred to as the "Parties", as case may be.

WHEREAS, the Party A and Party B are parties to a loan agreement with the effective date of October 24, 2016 with certain loan amount at NTD48,000,000 (“Loan Agreement”); and

WHEREAS, the Parties would like to amend the terms and conditions contained in the Loan Agreement through this Amendment.

NOW THEREFORE, the Parties agree to amend the Loan Agreement as follows:

1.	Term for the Loan Agreement shall be extended from April 23, 2017 to October 23, 2017 (the “Extended Term”)
2.	The accrued interest for the term of Loan Agreement (from October 24, 2016 to April 23, 2017) shall be made by the Party B by April 28, 2017.
3.	The principal amount of the Loan Agreement together with the accrued interest for the Extended Term shall be paid in one lump sum or in installments before October 23, 2017.
4.	The Loan Agreement shall not be extended again. In the event that the Party B fails to pay the principal amount of the Loan Agreement together with the accrued interest during the term of this Amendment, the Party B shall pay the liquidated damages for delayed performance at an annual rate of 4.5 % besides the accrued interest.

IN WITNESS WHEREOF, the Parties have duly executed this Amendment, or have caused this Amendment to be duly executed on their behalf, as of the date first above written. This Agreement is executed in duplicate, with each Party holding one original.

Party A (Lender):

For and on behalf of

Action Holdings Financial Limited (seal)

/s/ Yi-Hsiao Mao

Party B (Borrower):

For and on behalf of

Rich Fountain Limited (seal)

/s/ Yuan-Yu Lan

Date: April 21, 2017